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                            [PEAT MARWICK LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Tennant Company:


We consent to incorporation by reference in Registration Statements No. 2-86844 on Form S-8, relating to the Tennant Company Profit Sharing and Employee Stock Ownership Plan and No. 33-59054 on Form S-8 relating to the Tennant Company 1992 Stock Incentive Plan and the Tennant Company Restricted Stock Plan for Nonemployee Directors of our report dated February 8, 1995, relating to the consolidated balance sheets of Tennant Company and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 annual report on Form 10-K of Tennant Company. Our report refers to a change in the method of accounting for income taxes and for postretirement benefits other than pensions in 1992.


                                   /s/ KPMG Peat Marwick LLP
                                   ----------------------------


March 23, 1995